U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2007

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2007, Emeritus Corporation (the "Company") entered into a Purchase and Sale Agreement with Wegman/Manor Number One, LLC, Wegman/Manor Number Two, LLC, Wegman/Manor Number Three, LLC, and Wegman/Manor Number Four LLC (each, a "Seller" and collectively, the "Sellers") to purchase 9 communities consisting of approximately 733 units located in the state of New York for a price of $88.0 million plus transaction costs.  The Company has leased these communities from the Sellers  since September 1996 and operated them as assisted living and memory loss facilities.  The closing of the transaction is contingent on the satisfaction of certain conditions that are customary for transactions of this nature.  The Company is in the process of arranging financing for this transaction.

Item 8.01                      Other Events

The Company issued a press release on June 13, 2007, announcing the purchase of 9 communities.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated June 13, 2007, EMERITUS ANNOUNCES PURCHASE OF 9 COMMUNITIES.
10.66.1	Purchase and Sale Agreement dated June 8, 2007, by and between Wegman/Manor Number One thru Number Four , LLC, and Emeritus Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 13, 2007		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated June 13, 2007, EMERITUS ANNOUNCES PURCHASE OF 9 COMMUNITIES.
10.66.1	Purchase and Sale Agreement dated June 8, 2007, by and between Wegman/Manor Number One thru Number Four , LLC, and Emeritus Corporation.